EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of Sovereign Bancorp, Inc. for the registration of 35,448,210 shares of its common stock and to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8 No. 33-44108,
Form S-8 No. 33-89586, Form S-8 No. 33-89592, Form S-8 No, 333-05309, Form S-8
No. 333-05251, Form S-3 No. 33-46870, and Form S-3 No. 333-39113) of Sovereign
Bancorp, Inc. of our reports (a) dated January 17, 1997, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. incorporated therein by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, and (b) dated May 27, 1997, with respect to the supplemental consolidated financial statements included in its Current Report on Form 8-K dated June 17, 1997, both filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP



Reading, Pennsylvania
July 18, 1997



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